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                                                                     Exhibit 3.5

                            Certificate of Amendment
                                       of
                          Certificate of Incorporation
                                       of
                                Clark USA, Inc.

                   -----------------------------------------

                   Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware

                   -----------------------------------------


     I, Maura Clark, Executive Vice President of CLARK USA, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certify as follows:

     FIRST: That the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on the 28th day of December, 1994 and that Certificates of Amendment thereto were filed with the Secretary of State of the State of Delaware on the 23rd day of February, 1995, the 3rd day of November, 1995 and the 1st day of October, 1997 (as so amended, the "Certificate of Incorporation").

     SECOND: That Article 4 of the Certificate of Incorporation of the Corporation has been amended to read in its entirety as follows:

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     ARTICLE 4.  The total number of shares of capital stock which the
Corporation shall have the authority to issue 68,554,552 shares, consisting of
(a) 63,554,552 shares of common stock, par value $.0l per share, of which (i) 45,164,597 shares shall be designated "Common Stock," (ii) 3,389,955 shares shall be designated "Class D Common Stock" (iii) 9,000,000 shares shall be designated "Class E Common Stock," and (iv) 6,000,000 shares shall be designated "Class F Common Stock," and (b) 5,000,000 shares of "Preferred Stock," par value $.01 per share.

A.  Preferred Stock.

     1. Issuance. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more Classes, to establish the number of shares to be included in each such Class, and to fix the designations, powers, preferences and rights of the shares of each such Class, and any qualifications, limitations or restrictions thereof.

B.  Common Stock.

     1. Dividends. Subject to the preferential rights, if any, of the Preferred Stock, the holders of Common Stock shall be entitled to receive the same dividends or distributions per share, whether payable in cash, in property or in shares of capital stock, as may be declared and paid on the Class D Common Stock, the Class E Common Stock and the Class F Common Stock, and the Board of Directors may not declare or pay any dividend or distribution with respect to the Common Stock unless the same dividend or distribution per share has been declared or paid, as the case may be, with respect to the Class D Common Stock, the Class E Common Stock and the Class F Common Stock; provided, that with respect to dividends payable only in shares of common stock, each of the Common Stock, the Class D Common Stock, the Class E Common Stock and the Class F Common Stock shall receive an equivalent dividend per share payable in common stock of the corresponding class.

     2. Voting Rights. At every annual or special meeting of stockholders of the Corporation, every share of Common Stock shall entitle the holder thereof to one vote, voting together with the holders of Class F Common Stock, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Corporation; provided that the holders of Common Stock shall have no voting rights with respect to matters reserved (by law or by agreement with the Corporation) solely for any other class of capital stock.

     3. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a "Liquidation"), after payment or provision for payment of the debts and other liabilities of the

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Corporation and of the preferential amounts, if any, to which the holders of
Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably, on a share-for-share basis, with the holders of Class D Common Stock, the Class E Common Stock and the Class F Common Stock in the remaining assets of the Corporation.

     C.  Class D Common Stock

     1. Dividends. Subject to the preferential rights, if any, of the Preferred Stock, the holders of Class D Common Stock shall be entitled to receive the same dividends or distributions per share, whether payable in cash, in property or in shares of capital stock, as may be declared and paid on the Common Stock, the Class E Common Stock and the Class F Common Stock, and the Board of Directors may not declare or pay any dividend or distribution with respect to the Class D Common Stock unless the same dividend or distribution per share has been declared or paid, as the case may be, with respect to the Common Stock, the Class E Common Stock and the Class F Common Stock; provided, that with respect to dividends payable only in shares of common stock, each of the Common Stock, the Class D Common Stock, the Class E Common Stock and the Class F Common Stock shall receive an equivalent dividend per share payable in common stock of the corresponding class.

     2. Voting Rights. Holders of shares of Class D Common Stock shall not be accorded any voting rights in respect thereof and such shares shall not be deemed to be outstanding for purposes of determining the vote required on any matter properly brought before the stockholders of the Corporation for a vote thereon.

     3. Conversion. (a) The Company shall have the right, at any time and from time to time, to convert any or all of the shares of Class D Common Stock into an equal number of shares of Common Stock. The method of selection of such shares shall be determined by the Board of Directors of the Company in its sole discretion.

          (b) Following an initial public offering of Common Stock, any person who is not an affiliate of Occidental Petroleum Corporation to whom shares of Class D Common Stock have been directly or indirectly transferred by Occidental Petroleum Corporation in an arm's-length transaction shall have the right, at any time and from time to time, to convert any or all of such shares of Class D Common Stock into an equal number of shares of Common Stock.

          (c) Following an initial public offering of Common Stock, any person who is not an affiliate of Gulf Resources Corporation to whom shares of Class D Common Stock have been directly or indirectly transferred by Gulf Resources Corporation in an arm's-length transaction shall have the right, at any time and from time to time, to convert any or all of such shares of Class D Common Stock into an equal number of shares of Common Stock.

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     4.  Liquidation, Dissolution or Winding Up.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a "Liquidation"), after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Class D Common Stock shall be entitled to share ratably on a share-for-share basis, with the holders of Common Stock, Class E Common Stock and Class F Common Stock in the remaining assets of the Corporation.

     5. Anti-Dilution. In the event the Company shall at any time (a) declare a dividend on any shares of capital stock of the Company or any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any recapitalization, merger, consolidation, exchange or other similar reorganization (a "Recapitalization"), such dividend being payable in shares of capital stock of the Company, (b) subdivide the outstanding capital stock of the Company, (c) combine the outstanding capital stock of the Company into a smaller number of shares, or (d) issue any shares of capital stock in a Recapitalization, the number of shares of Class D Common Stock then outstanding shall be proportionately adjusted so that the relative equity percentage ownership of the Company and the relative voting power represented by each such share shall be preserved as nearly as practicable.

D.  Class E Common Stock.

     1. Dividends. Subject to the preferential rights, if any, of the Preferred Stock, the holders of Class E Common Stock shall be entitled to receive the same dividends or distributions per share, whether payable in cash, in property or in shares of capital stock, as may be declared and paid on the Common Stock, Class D Common Stock and the Class F Common Stock, and the Board of Directors may not declare or pay any dividend or distribution with respect to the Class E Common Stock unless the same dividend or distribution per share has been declared or paid, as the case may be, with respect to the Common Stock, the Class D Common Stock and the Class F Common Stock; provided, that with respect to dividends payable only in shares of common stock, each of the Common Stock, the Class D Common Stock, the Class E Common Stock and the Class F Common Stock shall receive an equivalent dividend per share payable in common stock of the corresponding class.

     2. Voting Rights. Holders of shares of Class E Common Stock shall not be accorded any voting rights in respect thereof and such shares shall not be deemed to be outstanding for purposes of determining the vote required on any matter properly brought before the stockholders of the Corporation for a vote thereon.

     3. Conversion. Subject to compliance with any applicable laws related to the acquisition of voting securities of the Corporation, the holder of any shares of Class E Common

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Stock shall have the right, at any time and from time to time, to convert any or all of such holder's shares of Class E Common Stock into an equal number of shares of Common Stock; provided, that if as the result of any proposed conversion by any holder of Class E Common Stock the total voting power of the "ultimate parent entity" of such holder, as defined in the Hart-Scott-Rodino Antitrust Improvements Act, as amended (the "HSR Act") would exceed any "filing threshold", as defined in the HSR Act, then such proposed conversion shall not be effective until all required filings under the HSR Act have been made and all applicable waiting periods thereunder have expired or been terminated.

     4. Anti-Dilution. In the event the Corporation shall at any time (a) declare a dividend on any shares of capital stock of the Corporation or any securities issued in respect thereof, or in substitution therefor, such dividend being payable in shares of capital stock of the Corporation, (b) subdivide the outstanding capital stock of the Corporation, or (c) combine the outstanding capital stock of the Corporation into a smaller number of shares, the provisions relating to the conversion of shares of Class E Common Stock into Common Stock shall be equitably and proportionately adjusted.

     5. Liquidation, Dissolution or Winding Up. In the event of any Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Class E Common Stock shall be entitled to share ratably, on a share-for-share basis, with the holders of Common Stock, Class D Common Stock and Class F Common Stock in the remaining assets of the Corporation.

D.  Class F Common Stock.

     1. Dividends. Subject to the preferential rights, if any, of the Preferred Stock, the holders of Class F Common Stock shall be entitled to receive the same dividends or distributions per share, whether payable in cash, in property or in shares of capital stock, as may be declared and paid on the Common Stock, the Class D Common Stock and the Class E Common Stock, and the Board of Directors may not declare or pay any dividend or distribution with respect to the Class F Common Stock unless the same dividend or distribution per share has been declared or paid, as the case may be, with respect to the Common Stock, the Class D Common Stock and the Class E Common Stock; provided, that with respect to dividends payable only in shares of common stock, each of the Common Stock, the Class D Common Stock, the Class E Common Stock and the Class F Common Stock shall receive an equivalent dividend per share payable in common stock of the corresponding class.

     2. Voting Rights. At every annual or special meeting of stockholders of the Corporation, every share of Class F Common Stock shall entitle the holder thereof to one vote

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(subject to adjustment as provided below), voting together with the holders of
Common Stock, on all matters submitted to a vote of the holders of Common Stock or Class F Common Stock, in person or by proxy, in the same manner and with the same effect as the holders of Common Stock; provided that the holders of Class F Common Stock shall have no voting rights with respect to matters reserved (by law or by agreement with the Corporation) solely for any other class of capital stock; and provided further, that if the holders of the Class F Common Stock would otherwise be entitled to cast votes representing, in the aggregate, more than 19.9% of the total voting power of all classes of capital stock of the Corporation entitled to vote, then the vote allotted to each share of Class F Common Stock shall be proportionately reduced so that all outstanding shares of Class F Common Stock shall be entitled to cast votes representing, in the aggregate, 19.9% of the total voting power of all classes of capital stock of the Corporation entitled to vote.

     3. Conversion. Any shares of Class F Common Stock that are owned beneficially or of record by Occidental Petroleum Corporation and its affiliates shall have no conversion rights. Any holder of any shares of Class F Common Stock other than Occidental Petroleum Corporation and its affiliates shall have the right, at any time and from time to time, to convert any or all such other holder's shares of Class F Common Stock into an equal number of shares of Common Stock.

     4. Antidilution. In the event the Corporation shall at any time (a) declare a dividend on any shares of capital stock of the Corporation or any securities issued in respect thereof, or in substitution therefor, such dividend being payable in shares of capital stock of the Corporation, (b) subdivide the outstanding capital stock of the Corporation, or (c) combine the outstanding capital stock of the Corporation into a smaller number of shares, the provisions relating to the conversion of shares of Class F Common Stock into Common Stock shall be equitably and proportionately adjusted.

     5. Liquidation, Dissolution or Winding Up. In the event of any Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Class F Common Stock shall be entitled to share ratably, on a share-for-share basis, with the holders of Common Stock, Class D Common Stock and Class E Common Stock in the remaining assets of the Corporation.

E. Amendment of this Article. The Corporation may not amend, alter, change or repeal in any manner adverse to the holders of the Class D Common Stock, Class E Common Stock or Class F Common Stock the rights or preferences of the holders of the Class D Common Stock, Class E Common Stock or Class F Common Stock contained in this Article 4 without the

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consent of the holders of 95% of the Class D Common Stock, Class E Common Stock
or the Class F Common Stock, as the case may be.

     THIRD: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the written consent of the holders of a majority of all outstanding shares of each class entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law.

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     IN WITNESS WHEREOF, the undersigned has signed this Certificate this 1st day of October, 1997.

                                    CLARK USA, INC.

                                    By:     /s/  Maura J. Clark
                                       ------------------------
                                    Name:  Maura J. Clark
                                    Title: Executive Vice President &
                                           Chief Financial Officer



Attested By:


/s/  Katherine D. Knocke
--------------------------
Name:  Katherine D. Knocke
Title: Secretary

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